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Read the proxy Statement and have the Proxy card at hand.

TELEPHONE:	Call 1-___-___-___and follow the simple instructions.
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MAIL:	Vote, sign, date and return your proxy by mail.
If you vote by Telephone or Internet, do not mail your proxy.

RAINIER LARGE CAP GROWTH EQUITY PORTFOLIO
SPECIAL MEETING OF SHAREHOLDERS —                      ___, 2008
PROXY SOLICITATION BY THE BOARD OF TRUSTEES
The undersigned, revoking previous proxies, hereby appoint(s)                     ,                      and                     , with full power of substitution in each, to vote all the shares of beneficial interest of Rainier Large Cap Growth Equity Portfolio (the “Fund”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders (the “Meeting”) of the Fund to be held at 601 Union Street, Suite 2801, Seattle, Washington, on                      ___, 2008 at 10:00 a.m., Pacific Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement dated                      ___, 2008 is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal.

PLEASE SIGN, DATE AND
RETURN PROMPTLY IN ENCLOSED ENVELOPE
Date , 2008

Signature(s)	(Sign in the Box)

NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

VOTE THIS PROXY CARD TODAY!

Please fill in box as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.	☑
SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSAL 1 IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

	FOR	AGAINST	ABSTAIN

(1)
To approve an Agreement and Plan of Reorganization between the Fund and John Hancock Rainier Growth Fund (the “Acquiring Fund”). Under this agreement, the Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of the Fund. The Acquiring Fund would also assume the Fund’s liabilities.
	☐	☐	☐
PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

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Rainier Investment Management, Inc.
RAINIER INVESTMENT MANGEMENT MUTUAL FUNDS
Internet Proxy Voting Services
Proxy Voting Form
RAINIER LARGE CAP GROWTH EQUITY PORTFOLIO,
a series of Rainier Investment Management Mutual Funds
THE TRUSTEES RECOMMEND A VOTE “FOR” THE FOLLOWING PROPOSAL.

Proposal 1.	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN
To approve an Agreement and Plan of Reorganization between Rainier Large Cap Growth Equity Portfolio (the “Fund”) and John Hancock Rainier Growth Fund (the “Acquiring Fund”). Under this agreement, the Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of the Fund. The Acquiring Fund would also assume the Fund’s liabilities.

Please refer to the proxy statement for discussion of each of these matters. If not revoked, this proxy shall be voted “FOR” the proposal. Thank you for voting.
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Rainier Investment Management, Inc.
RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS
Internet Proxy Voting Services
Proxy Voting Form
RAINIER LARGE CAP GROWTH EQUITY PORTFOLIO,
a series of Rainier Investment Management Mutual Funds

Thank You! Your vote has been submitted
THE TRUSTEES RECOMMEND A VOTE “FOR” THE FOLLOWING PROPOSAL.
Proposal 1.
To approve an Agreement and Plan of Reorganization between Rainier Large Cap Growth Equity Portfolio (the “Fund”) and John Hancock Rainier Growth Fund (the “Acquiring Fund”). Under this agreement, the Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of the Fund. The Acquiring Fund would also assume the Fund’s liabilities.
Please refer to the proxy statement for discussion of each of these matters.

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